Exhibit 99

CPS Technologies Corp. Announces Hiring of New Chief Financial Officer

Norton, Massachusetts – May 4, 2026 – CPS Technologies Corp. (NASDAQ:CPSH) (“CPS” or the “Company”) is excited to announce that Chris Fraser joined the Company today, May 4th, in preparation for the upcoming retirement of Chuck Griffith, the Company’s Chief Financial Officer. While Mr. Fraser will officially assume the role of CFO on May 18th, Mr. Griffith’s employment will continue through the end of May to enable the transition of responsibilities.

Brian Mackey, President and CEO, expressed his gratitude, stating, “Chuck has been an integral part of CPS’s growth and success over the past seven years. His expertise and commitment have greatly contributed to the Company’s achievements. On behalf of the entire CPS team, I want to thank Chuck for his considerable contributions and wish him the best in his future endeavors. The upcoming transition period will help ensure a seamless and effective leadership change.”

Mackey added, “Since Chuck notified us of his retirement plans last year, we have undertaken a robust process, which ultimately identified Chris Fraser as a highly relevant and capable successor. We expect the depth and relevance of Chris’ professional experience to align closely with our needs as we continue to serve our customers, expand into new areas, and increase profitability.”

Mr. Fraser most recently served as Controller within Precision Castparts Corp., a subsidiary of Berkshire Hathaway, where he led financial operations across three manufacturing plants producing aluminum castings for aerospace applications. Previously, as Executive in Residence at the Advanced Regenerative Manufacturing Institute, he was CFO for early-stage ventures funded through federal grants and SBIR programs.

Earlier, he served in senior finance positions for A.W. Chesterton, a global manufacturer of engineered products, and Oxford Instruments America, a supplier of high-technology tools for research and industry. He began his career at Deloitte in London, England, where he qualified as a chartered accountant.

Mr. Fraser holds a Bachelor of Science in Economics from the University of Warwick in the United Kingdom.

About CPS

CPS is an advanced materials company that designs, manufactures, and sells high-performance material solutions to global customers in transportation, energy, automotive, electronics, telecommunications, aerospace, and defense. The company specializes in proprietary metal matrix composites (MMCs), combining metals and ceramics to deliver superior strength, thermal management, and reliability for demanding applications such as high-speed rail, HVDC systems, mass transit, electric vehicles, internet equipment, and electrical infrastructure. CPS also produces hermetic packaging for high-reliability power and communications modules, supporting avionics, GPS, microprocessors, and specialized integrated circuits. Additionally, its lightweight HybridTech Armor® provides high strength-to-weight protection. CPS focuses on innovation, quality, and diversified high-growth markets to drive sustained, profitable growth. The Company’s Vision is ”to pioneer the next generation of high-performance materials and solve the world’s toughest engineering challenges.”

Safe Harbor

Statements made in this document that are not historical facts or which apply prospectively, including those relating to 2026 financial results, are forward-looking statements that involve risks and uncertainties. These forward-looking statements are identified by the use of terms and phrases such as "will," "intends," "believes," "expects," "plans," "anticipates" and similar expressions. Investors should not rely on forward-looking statements because they are subject to a variety of risks and uncertainties and other factors that could cause actual results to differ materially from the company's expectation. Additional information concerning risk factors is contained from time to time in the company's SEC filings, including its Annual Report on Form 10-K and other periodic reports filed with the SEC. Forward-looking statements contained in this press release speak only as of the date of this release. Subsequent events or circumstances occurring after such date may render these statements incomplete or out of date. The company expressly disclaims any obligation to update the information contained in this release.